Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the prospectuses constituting part of the following Registration Statements:

1.	Registration Statement No. 333-112530 on Form S-3;
2.	Registration Statement No. 333-100558 on Form S-8;
3.	Registration Statement No. 333-88143 on Form S-8;
4.	Registration Statement No. 333-88145 on Form S-8;
5.	Registration Statement No. 333-34938 on Form S-8;
6.	Registration Statement No. 333-88587 on Form S-3;
7.	Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8;
8.	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8, and
9.	Post Effective Amendment No. 1 to Registration Statement No. 333-112530 on Form S-3;

of our report dated January 22, 2008, with respect to the consolidated financial statements of OMNOVA Solutions Inc. and our report dated January 22, 2008 with respect to the effectiveness of internal control over financial reporting of OMNOVA Solutions Inc. both included in this Annual Report (Form 10-K) of OMNOVA Solutions Inc. for the year ended November 30, 2007.

/s/ Ernst & Young LLP
Akron, Ohio
January 22, 2008